SUBITEM 77Q1A EXHIBITS
FEDERATED INSTITUTIONAL TRUST

Amendment No 10
DECLARATION OF TRUST
dated June 9 1994

	THIS Declaration
of Trust is amended as follows

	Delete the first
 paragraph of Section 5
 in Article III from the
 Declaration of Trust and
 substitute in
its place the following

	Section 5  Establishment
 and Designation of Series or
 Class
	Without limiting the
authority of the Trustees set
 forth in Article XII Section
 8 inter alia
to establish and designate
 any additional Series or
 Class or to modify the
rights and
preferences of any existing
Series or Class the Series
and Classes of the Trust
shall be and
are established and
designated as

Federated Government
Ultrashort Duration Fund
Class A Shares
Institutional Service Shares
Institutional Shares
Federated Institutional
 High Yield Bond Fund
Institutional Shares
Federated Intermediate
 GovernmentCorporate Fund
Institutional Service Shares
Institutional Shares

	The undersigned
hereby
 certify that the above
stated
 Amendment is a true and
correct
 Amendment
to the Declaration of
Trust as
 adopted by the Board
of Trustees
 on the 15th day of
 November 2007

       WITNESS the due
 execution hereof this
15th day of November 2007

s John F Donahue
	s Peter E Madden
John F Donahue
Peter E Madden

s Thomas G Bigley
	s Charles F Mansfield Jr
Thomas G Bigley
Charles F Mansfield Jr

s John T Conroy Jr
	s John E Murray Jr

John T Conroy Jr
John E Murray Jr

s Nicholas P Constantakis
		s Thomas M O'Neill
Nicholas P Constantakis
Thomas M O'Neill

s John F Cunningham
	s Marjorie P Smuts
John F Cunningham
	Marjorie P Smuts

s J Christopher Donahue
	s John S Walsh
J Christopher Donahue
	John S Walsh


s Lawrence D Ellis MD
	s James F Will
Lawrence D Ellis MD
	James F Will